UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 26, 2009
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
 Oxford, Massachusetts 01540
 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee (the “Committee”) of the Board of Directors of IPG Photonics Corporation (the “Company”) has taken the actions described below relating to the compensation of the “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K, of the Company as of December 31, 2008 and certain other executive officers of the Company.

On February 26, 2009, the Committee granted non-qualified stock options under the 2006 Incentive Compensation Plan. The stock options have an exercise price equal to $8.26 per share and expire on February 25, 2019.  The table below sets forth the options granted and the vesting terms for each named executive officer and the other executive officers:

Name	Stock Options (1)	Stock Options (2)	Total
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board	0	0	0
Eugene Shcherbakov, Ph.D., Managing Director of IPG Laser GmbH and Director	22,000	11,688	33,688
Timothy P.V. Mammen, Chief Financial Officer and Vice President	25,000	13,281	38,281
Angelo P. Lopresti, General Counsel, Secretary and Vice President	20,000	10,625	30,625
George H. BuAbbud, Ph.D., Vice President-Telecommunications Products	12,000	6,375	18,375
William S. Shiner, Vice President- Indirect Markets	18,000	9,563	27,563
Alexander Ovtchinnikov, Ph.D., Vice President- Telecommunications Products	22,000	11,688	33,688

(1) Vesting in 32 equal monthly installments commencing May 1, 2011 through December 1, 2013 inclusive.

(2) Vesting 50% on December 1, 2009 and the balance of 50% in twelve monthly installments on the first of each month in 2010.

On March 4, 2009, the Board of Directors amended the Non-Employee Director Compensation Plan. The changes are effective June 9, 2009. The amendments included the following: (1) an increase in the annual Board retainer to $35,000, (2) after the 2009 annual meeting of stockholders, each non-employee director continuing in office after each annual meeting of stockholders will receive 1,000 restricted stock units in addition to options to purchase 6,667 shares of common stock, and (3) the restricted stock units and stock options will vest 100% upon the earlier of the first anniversary of the date of grant or the annual meeting.

The foregoing description of the Non-Employee Director Compensation Plan does not purport to be complete and is qualified in its entirety by reference to the Non-Employee Director Compensation Plan, a copy of which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit
Number	Description

10.1	Non-Employee Director Compensation Plan, amended March 4, 2009

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
March 4, 2009	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Vice President, General Counsel & Secretary

Exhibits

Exhibit
Number	Description

10.1	Non-Employee Director Compensation Plan, amended March 4, 2009

Exhibit 10.1

IPG PHOTONICS NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

A. Non-Employee Directors of IPG Photonics Corporation (the “Company”) will receive an annual cash retainer of $35,000, but will not receive separate fees for attending meetings of the Board of Directors or stockholders. Non-Employee Directors are expected to attend in person all Board meetings, except for telephonic meetings formally called.

B. The Chairman and Members of the Audit, Compensation, Nominating and Corporate Governance and Other Committees will also receive cash annual retainers as set forth below, but will not receive separate fees for attending meetings of Committees. Non-Employee Director Committee Members are expected to attend in person all Committee meetings, except for telephonic meetings formally called.

	Chairman	Member
Audit	$20,000	$10,000
Compensation	$15,000	$7,500
Nominating & Corporate Governance	$10,000	$5,000
Other Committees	$5,000	$2,500

C. Upon initial election to the Board, each new Non-Employee Director will be granted options to purchase 20,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the shares of the Company’s common stock on the date of the grant.  The options will have a term of ten (10) years and will vest at the rate of 25% per year commencing on the earlier of the one-year anniversary date or the date of the annual stockholders meeting, and 25% thereafter on the earlier of each anniversary date or the date of the annual stockholders meeting.

D. Each Non-Employee Director continuing in office after an annual meeting of stockholders will be granted immediately following such meeting: (i) options to purchase 6,667 shares of the Company’s common stock at an exercise price equal tor the date of the annual stockholders meeting the fair market value of the shares of the Company’s common stock on the date of the grant, and (ii) restricted stock units representing 1,000 notional shares of the Company’s common stock.  The options and restricted stock units will vest 100% on the earlier of the first anniversary of the date of grant or the date of the annual stockholders meeting and will have a ten year term.

E. Any unvested options of a Non-Employee Director who retires, in accordance with the Non-Employee Directors Stock Plan, as amended from time to time, after eight years of service on the Board will vest on the last day of such Director’s service.   This will apply only to options granted on or after June 21, 2006.

Effective: June 9, 2009

Adopted June 21, 2006, as amended April 16, 2007, and March 4, 2009